                                                                  EXHIBIT 99.2



                  Oncor, Inc.
                  15200 Shady Grove Road
                  Suite 350
                  Rockville, MD 20850







                                  PRESS RELEASE







Rockville, Md., April 13, 2000

         On April 7, 2000 the Second Amended Liquidating Chapter 11 Plan of Oncor, Inc. (the "Plan") became effective. An order was previously entered on February 29, 2000 by the United States Bankruptcy Court for the District of Delaware confirming the Plan. The Plan provides for the liquidation of all assets of the company and the cancellation of all equity interests in the company. The Plan further provides for a Post-Effective Date Committee to oversee the implementation of the terms thereof. This committee is represented by the law firm of Anderson Kill and Olick, P.C., 1251 Avenue of the Americas, New York, New York 10020.

         On February 26, 1999, Oncor, Inc. and its wholly-owned subsidiary Codon Pharmaceuticals, Inc. filed voluntary petitions for relief under Chapter 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware.

04/13/00
Contact: Mr. Joseph R. Shaya for Oncor and Codon